Exhibit 4.04

2015 Equity Incentive Plan

SHORETEL, INC.

2015 Equity Incentive Plan

1.            PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.            SHARES SUBJECT TO THE PLAN.

2.1             Number of Shares Available.   Subject to Sections 2.5 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is seven million (7,000,000) Shares.

2.2             Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are surrendered pursuant to an Exchange Program; or (iv) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued.   With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

2.3             Minimum Share Reserve.  The Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.4             Limitations On ISOs.  No more than seven million (7,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.5             Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.            ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, and Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, and Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No Participant will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 4,000,000 Shares in the calendar year in which they commence their employment.

4.            ADMINISTRATION.

4.1            Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan except however, the Board shall establish the terms for the grant of Awards to Outside Directors.  The Committee will have the authority to:

(a)            construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)            prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)            select persons to receive Awards;

(d)            determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)            determine the number of Shares or other consideration subject to Awards;

(f)             determine Fair Market Value, if necessary;

(g)            determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)            grant waivers of Plan or Award conditions;

(i)              determine the vesting, exercisability and payment of Awards;

(j)              correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)            determine whether an Award has been earned;

(l)              determine the terms and conditions of any Exchange Program;

(m)            reduce or waive any criteria with respect to Performance Factors;

(n)            adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o)            adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p)            make all other determinations necessary or advisable for the administration of this Plan;

(q)            delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(r)            exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2            Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3            Section 162(m) of the Code and Section 16 of the Exchange Act.  When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).  With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4            Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5            Foreign Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:  (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.            OPTIONS.  Options are rights to purchase Shares.  The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1            Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NQSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2            Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3            Exercise Period.  Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4            Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11.  The Exercise Price of a NQSO may be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant in the Committee’s discretion.

5.5            Method of Exercise.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6            Termination.  The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)            Termination of Service.  If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b)            Death.  If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)            Disability.  If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)            Cause.  If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.  Unless otherwise provided in the Award Agreement or another agreement pursuant to which Cause is intended to apply to equity awards, Cause shall have the meaning set forth in the Plan.

5.7            Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8            Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9            Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10            No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.            RESTRICTED STOCK AWARDS.

6.1            Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2            Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3            Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.

6.4            Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5            Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.            STOCK BONUS AWARDS.

7.1            Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2            Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3            Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

7.4            Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.            STOCK APPRECIATION RIGHTS.

8.1            Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.2            Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3            Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4            Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code, to the extent Section 409A applies to such SAR.

9.            RESTRICTED STOCK UNITS.

9.1           Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares.  All RSUs shall be made pursuant to an Award Agreement.

9.2           Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3           Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code, to the extent Section 409A of the Code applies to such RSU.

9.4           Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.        PERFORMANCE AWARDS.

10.1        Performance Awards.  A Performance Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2        Types of Performance Awards.  Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.2(a), 10.2(b), and 10.2(c) below.

(a)             Performance Shares.  The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)            Performance Units.  The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)            Cash-Settled Performance Awards.  The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.3        Terms of Performance Awards.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the Performance Award.  Prior to settlement the Committee shall determine the extent to which the Performance Award has been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.  No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.4        Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.         PAYMENT FOR SHARE PURCHASES.

Payment from Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)            by cancellation of indebtedness of the Company to the Participant;

(b)            by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)            by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)            by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;

(e)            by any combination of the foregoing; or

(f)            by any other method of payment as is permitted by applicable law.

12.        GRANTS TO OUTSIDE DIRECTORS.

12.1         Types of Awards.  Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs.  Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.  The aggregate number of Shares subject to Awards granted to an Outside Director pursuant to this Plan in any calendar year shall not exceed 200,000 Shares.

12.2         Eligibility.  Awards pursuant to this Section 12 shall be granted only to Outside Directors.  An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award.

12.3         Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted

12.4         Election to Receive Award in Lieu of Cash.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.        WITHHOLDING TAXES.

13.1         Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant.  The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2        Stock Withholding.  The Committee, as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld.

14.         TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees

15.        PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1        Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to “Dividend Equivalent Rights” with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2        Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.        CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.         ESCROW.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.        NO REPRICING OR EXCHANGE PROGRAM ABSENT PRIOR STOCKHOLDER APPROVAL.   Outstanding Awards may not, without prior stockholder approval, be subject to an Exchange Program.

19.         SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.         NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.         CORPORATE TRANSACTIONS.

21.1        Assumption or Replacement of Awards by Successor.  In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner.  Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)            The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)            The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c)            The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d)            The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)            The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion.  Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested.  Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable.  For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)             The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation.  In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.  Awards need not be treated similarly in a Corporate Transaction.

21.2        Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).

21.3        Outside Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.         ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.         TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all Awards granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding its conflict of law rules).

24.         AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.         NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.          INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.          CLAWBACK OR RECOUPMENT POLICY.   All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.          DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means ShoreTel, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the Plan’s adoption by the Board.

“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or SAR may purchase the Shares issuable upon exercise of an Option or SAR.

“Exchange Program” means (a) a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is reduced.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)            if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)            if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c)            if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(d)            if none of the foregoing is applicable, by the Board or the Committee in good faith and by taking into account such factors as may be required by applicable law.

“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are (or would be if the Company’s Shares are not then publicly traded) subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means an Employee, Consultant or Director (including Outside Directors) who receives an Award under this Plan.

“Performance Award” means an Award granted pursuant to Section 10 of the Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Profit before tax;

•	Sales;

•	Expenses;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows)

•	Balance of cash, cash equivalents and marketable securities;

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Completion of an identified special project;

•	Completion of a joint venture or other corporate transaction;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Employee satisfaction;

•	Employee retention;

•	Customer indicators and satisfaction;

•	New product invention or innovation;

•	Research and development expenses;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

•	Working-capital targets and changes in working capital; and

•	Attainment of objective operating goals and employee metrics

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” ” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

 “Plan” means this ShoreTel, Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

EXHIBIT B-1

SHORETEL, INC.
2015 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GLOBAL FORM
GRANT NUMBER:

The terms defined in the Company’s 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the attached Award Agreement (Restricted Stock Units) (hereinafter “Agreement”) to the Plan (available in hard copy by request), as follows:

Number of RSUs:

Date of Grant:

First Vesting Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the tenth anniversary of the date of Grant. The RSUs may expire earlier upon the Termination Date as described in the Agreement.

Vesting Schedule: [INSERT VESTING SCHEDULE].

Participant understands that if he or she and the Company agree to a reduction in Participant’s scheduled work hours, then the Company reserves the right to modify the number of RSUs subject to this Agreement in connection with the reduction in Participant’s scheduled work hours so that the number of RSUs is commensurate with Participant’s reduced work schedule.  Any such adjustment shall be consistent with the Company’s policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between Participant and the Company pertaining to Participant’s reduced work schedule.  The Company shall not be required to adjust any RSUs pursuant to this subsection.

Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the Agreement or the Plan changes the at-will nature of that relationship, to the extent permitted by applicable law  Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is earned only by continuing service as an Employee, Director or Consultant of the Company.  Participant also understands that this Notice of Grant is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  Participant has read both the Agreement and the Plan.  By accepting this award of RSUs, Participant consents to the electronic delivery and acceptance as further set forth in the Agreement.

SHORETEL, INC.

[CFO NAME]

Chief Financial Officer

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SHORETEL, INC.
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
SHORETEL, INC. 2015 EQUITY INCENTIVE PLAN
GLOBAL FORM

Unless otherwise defined herein, the terms defined in the Company’s 2015 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

You (the “Participant”) have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.

1.            Settlement.  Settlement of RSUs shall be made as soon as practicable following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant and at a time when sale by Participant of Shares on the public market would be permitted under the Company’s insider trading policy, but in no event later than 2½ months after the end of the calendar year in which such vesting occurs.  Settlement of RSUs shall be in Shares.

2.            No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3.            Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.            No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5.            Termination.  If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate, without payment of consideration.  For purposes of the RSUs, Participant’s employment or service relationship will be considered Terminated as of the date Participant is no longer actively providing services to the Company, the Employer or one of its other Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any).  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.            Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7.            U.S. Tax Consequences.  Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Upon vesting and settlement of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

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8.            Withholding Taxes and Stock Withholding.  Regardless of any action the Company or, if different, Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, national or social insurance contributions, payroll tax, payment on account or other tax-related withholding or required deductions (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Participant acknowledges that if Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of Participant’s RSUs, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorizes such sales by this authorization), (c) payment by Participant of a cash amount, or (d) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or the vesting and settlement of the RSUs that cannot be satisfied by the means previously described.  Finally, Participant acknowledges that the Company has no obligation to deliver Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items.

9.            Section 409A.  For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code (“Section 409A”) and the regulations thereunder.  Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.  Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

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10.         Consent to Electronic Delivery of All Plan Documents and Disclosures.  By Participant’s acceptance of this award of RSUs, Participant consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its stockholders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at [insert email].  Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, Participant understands that Participant is not required to consent to electronic delivery.

11.         Award Subject to Company Clawback or Recoupment.  The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service that is applicable to executive officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

12.         Adjustment.  In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this RSU may be adjusted pursuant to the Plan.

13.         Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

14.         Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15.         Governing Law; Entire Agreement; Venue.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.  For purposes of litigating any dispute that arises directly or indirectly from the RSU grant and/or the provisions of this Agreement, Participant and the Company hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

16.         Acknowledgement. The Company and Participant agree that the RSU is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan prospectus, (ii) represents that he or she has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.

17.         Severability/Waiver. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

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18.         Nature of Grant.  In accepting this RSU, Participant acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the grant of this RSU is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)            all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)            Participant is voluntarily participating in the Plan;

(e)            the RSUs and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)             the RSUs and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;

(g)            unless otherwise agreed with the Company, this RSU and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Parent, Subsidiary or Affiliate;

(h)            the future value of the Shares underlying this RSU is unknown, indeterminable, and cannot be predicted with certainty;

(i)             no claim or entitlement to compensation or damages shall arise from forfeiture of this RSU resulting from Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is employed or engaged or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this RSU to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer or any Parent, Subsidiary or Affiliate, waives his or her ability, if any, to bring any such claim, and release the Company, the Employer or any Parent, Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(j)              if Participant is providing service outside the United States:

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(1)            the RSUs and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(2)            neither the Employer, the Company nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of this RSU or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

19.         Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to third parties in connection with the implementation, administration and management of the Plan.  Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative.  Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s service status and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

20.         Insider Trading/and Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable Company insider trading policy.  Participant further acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and that Participant should speak to his or her personal advisor on this matter.

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21.         Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements.  Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalents received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country.  Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt.  In addition, Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares.  Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

22.         Appendix For Employees/Consultants Outside of the United States.  Notwithstanding any provisions in this Agreement, this RSU shall be subject to any special terms and conditions set forth in any Appendix hereto for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

23.         No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of Employer, Company, Parent, Subsidiary or Affiliate, to terminate Participant’s employment, for any reason, with or without Cause.

24.         Acknowledgement.  By Participant’s signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

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APPENDIX

ADDITIONAL TERMS AND CONDITIONS
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
SHORETEL, INC.
2015 EQUITY INCENTIVE PLAN
GLOBAL FORM

Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Agreement, the Notice or in the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if he or she resides in one of the countries listed below.  If Participant is a citizen or resident (or considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if he or she transfers to another country after receiving the RSUs, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2015.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the RSUs vest or Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s individual situation.

Finally, if Participant is a citizen or resident (or considered as such for local tax purposes) of a country other than the one in which Participant is currently residing and/or working, or if Participant transfers to another country after the grant of the RSUs, the information contained herein may not be applicable to him or her in the same manner.

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AUSTRALIA

Terms and Conditions

Australian Offer Document.  The offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.  Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident employees, which will be provided to Participant with the Agreement.

Notifications

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Participant will be required to file the report.

CANADA

Terms and Conditions

Settlement.  The following provision supplements Section 1 of the Agreement:

Notwithstanding anything to the contrary in the Plan, the RSUs will be settled in Shares only, not cash.

Termination.  The following provision replaces the second sentence of Section 5 of the Agreement in its entirety:

For purposes of the RSUs, Participant’s employment or service relationship will be considered Terminated as of the date that is the earliest to occur of: (1) the Termination Date, (2) the date Participant receives notice of Termination from the Employer, and (3) the date Participant is no longer actively providing services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any).

The following provisions will apply to Participant if he or she is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all appendices, documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  The following provision supplements Section 19 of the Agreement:

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Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  Participant further authorizes the Company, the Employer, its Parent or other Subsidiaries and the Committee to disclose and discuss the Plan with their advisors.  Participant further authorizes the Company, the Employer and its Parent or other Subsidiaries to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information.  Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired under Plan takes place outside of Canada through the facilities of a stock exchange on which the Common Stock is listed.

Foreign Asset/Account Reporting Information.  Foreign property, including RSUs, Shares acquired under the Plan and other rights to receive shares (e.g., options) of a non-Canadian company held by a Canadian resident must generally be reported annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the calendar year.  Thus, such RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because other foreign property is held by the Participant.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares.  The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.  The Participant is advised to consult with a personal advisor to ensure compliance with the applicable reporting obligations.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If Participant makes or receives a payment in excess of this amount, he or she is responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs.  The form of report (Allgemeines Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.

INDIA

Notifications

Exchange Control Information.  Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt or any dividends within 180 days of receipt.  Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.  It is Participant’s responsibility to comply with applicable exchange control laws in India.

Because exchange control restrictions in India change frequently, Participant should consult with his or her personal advisor before taking any action under the Plan.

Foreign Asset/Account Reporting Information.  Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax return.  Participant is solely responsible for complying with this reporting obligation and Participant should consult Participant’s personal tax advisor to ensure compliance with applicable reporting obligations.

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SINGAPORE

Notifications

Securities Law Information.  This award of RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  Participant should note that this award of RSUs is subject to section 257 of the SFA and the Participant should not make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made: (1) after 6 months of the grant of the RSUs to Participant; or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer/Director Notification Obligation.  If Participant is a chief executive officer, director, associate director or shadow director of a Singapore Parent, Subsidiary or Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore Parent, Subsidiary or Affiliate in writing when Participant receives an interest (e.g., this Award of RSUs or Shares) in the Company.  In addition, Participant must notify the Singapore Parent, Subsidiary or Affiliate when he or she sells the Shares.  These notifications must be made within two business days of acquiring or disposing of any interest in the Company.  In addition, a notification of Participant’s interests in the Company must be made within two days of becoming a director.

UNITED KINGDOM

Terms and Conditions

Settlement.  The following provision supplements Section 1 of the Agreement:

Notwithstanding anything to the contrary in the Plan, the RSUs will be settled in Shares only, not cash.

Responsibility for Taxes.  The following provision supplements Section 8 of the Agreement:

Participant agrees that, if he or she does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that he or she owes at vesting of the RSUs, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”) within 90 days of the end of the U.K. tax year within which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective as of the Due Date.  Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by him or her, and the Company and/or the Employer may recover it at any time thereafter by any of the means set forth in this Section 8.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply.  In the event that Participant is an executive officer or director and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be due.  Participant will be responsible for reporting and accounting for any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time by any of the means set forth in this Section 8.

Joint Election.  As a condition of participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”).  The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or in Section 8 of the Agreement.

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Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required by the Company or the Employer in respect of the Employer NICs liability.  Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of such Joint Election.

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EXHIBIT B-2

SHORETEL, INC.

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT
GLOBAL FORM

Name:

Address:

You (the “Participant”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice of Grant”), the 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Agreement”) attached hereto, as follows.  The terms defined in the Plan shall have the same meanings in this Notice of Grant.

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of Option

1

Expiration Date

Termination for Cause = None
Post-Termination Exercise Period:
Voluntary Termination = 3 Months

Termination without Cause = 3 Months

Disability = 12 Months

Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in this Notice of Grant, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

Shares	Vest Type	Full Vest

Participant understands that if Participant and the Company agree to a reduction in Participant’s scheduled work hours, then the Company reserves the right to modify the number of Options subject to this Agreement in connection with the reduction in Participant’s scheduled work hours so that the number of Options is commensurate with such reduced work schedule.  Any such adjustment shall be consistent with the Company’s policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between Participant and the Company pertaining to Participant’s reduced work schedule.  The Company shall not be required to adjust any Options pursuant to this subsection.

Participant acknowledges receipt of a copy of the Plan and the Agreement, and represents that Participant is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof. Participant understands that Participant’s employment or consulting relationship, or service with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the Agreement or the Plan changes the at-will nature of that relationship, the extent permitted by applicable law.  Participant acknowledges that the vesting of Shares pursuant to this Notice of Grant is earned only by Participant’s continuing service as an Employee, Director or Consultant of the Company.  By accepting the Option, Participant consents to electronic delivery as set forth in the Agreement.

SHORETEL, INC.

[CFO Name]

Chief Financial Officer

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SHORETEL, INC.
STOCK OPTION AWARD AGREEMENT
2015 EQUITY INCENTIVE PLAN
GLOBAL FORM

Unless otherwise defined herein, the terms defined in the Company’s 2015 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Award Agreement (the “Agreement”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.             Vesting Rights.  Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.             Termination Period.

(a)            General Rule.  Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after Participant’s Termination Date.  In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.  For purposes of this Option, Participant’s employment will be considered terminated as of the date Participant is no longer actively providing services to the Company or a Parent, Subsidiary or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or consulting agreement, if any), and Participant’s period of employment will not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment agreement, if any.  Furthermore, the period (if any) during which Participant may exercise the Option after such Termination will commence on such date and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any.  The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing employment services for purposes of this Option (including whether Participant may still be considered to be providing employment services while on a leave of absence).  In the event this Option is granted to a Director or Consultant, the term “employment” is intended to mean the provision of services.

(b)            Death; Disability.  Upon the termination of Participant’s employment with the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date other than for Cause or because of his or her Disability, this Option may be exercised for twelve months, after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c)            Cause.  Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date.  Unless otherwise provided in this Agreement or another agreement pursuant to which Cause is intended to apply to equity awards, Cause shall have the meaning set forth in the Plan.

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(d)            No Notice.  Participant is responsible for keeping track of these exercise periods following the Termination Date for any reason.  The Company will not provide further notice of such periods.  In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

3.             Grant of Option.  The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) that portion shall be treated as a Nonstatutory Stock Option (“NSO”).

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4.              Exercise of Option.

(a)            Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement.

(b)            Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c)            Exercise by Another.  If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option.  That person must also complete the proper Exercise Notice and pay the aggregate Exercise Price and any applicable tax withholding due upon exercise of the Option (as described below).

(d)         Compliance with Laws and Regulations.  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.  The Company shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

5.              Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)            cash; or

(b)            check; or

(c)            a “broker-assisted” or “same day sale” (as described in Section 11(d) of the Plan); or

(d)            other method authorized by the Company.

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6.              Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.  However, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow Participant to transfer this Option as a gift to one or more family members.  For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing Participant’s household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which Participant or one or more of these persons control the management of assets, and any entity in which Participant or one or more of these persons own more than 50% of the voting interest.  In addition, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow Participant to transfer this Option to Participant’s spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.  The Committee will allow Participant to transfer this Option only if both Participant and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

7.              Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8.              U.S. Tax Consequences.  For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)            Exercising the Option.

(i)             Nonstatutory Stock Option.  The Participant may incur regular federal income tax liability upon exercise of a NSO.  The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)            Incentive Stock Option.  If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

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(b)            Disposition of Shares.

(i)            NSO.  If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)           ISO.  If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)            Notice of Disqualifying Disposition of ISO Shares.  If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.  The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

9.             Withholding Taxes and Stock Withholding.  Regardless of any action the Company or Participant’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s  liability for Tax-Related Items.  Participant acknowledges that if Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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Prior to exercise of the Option, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer.  With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to Participant when Participant exercises this Option, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorizes such sales by this authorization), (c) Participant’s payment of a cash amount, or (d) delivering to the Company already-owned shares having a Fair Market Value equal to the minimum amount required to be withheld; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of  the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.  The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes.  Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes,  Participant is deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.  Participant shall pay to the Company or the Employer any amount of Tax-Related Items that cannot be satisfied by the means previously described.  Finally, Participant acknowledges that the Company has no obligation to deliver Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items.

10.           Acknowledgement.  The Company and Participant agree that the Option is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan prospectus, (ii) represents that he or she has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.

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11.          Consent to Electronic Delivery of All Plan Documents and Disclosures.  By Participant’s acceptance of this Option, Participant consents to the electronic delivery of the Notice of Grant, this Agreement, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at [insert email].  Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails.  Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, Participant understands that Participant is not required to consent to electronic delivery.

12.           Entire Agreement; Governing Law; Venue.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.  For purposes of litigating any dispute that arises directly or indirectly from the Option grant and/or the provisions of this Agreement, Participant and the Company hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

13.          Adjustment.  In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted pursuant to the Plan.

14.         Award Subject to Company Clawback or Recoupment.  To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service that is applicable to Participant.  In addition to any other remedies available under such policy, applicable law may require the cancellation of the Option (whether vested or unvested) and the recoupment of any gains realized with respect to the Option.

15.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause, to the extent permitted by applicable law.

16.          Severability/Waiver.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

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17.          Nature of Grant.  In accepting this Option, Participant acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)           the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;

(c)            all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

(d)            Participant is voluntarily participating in the Plan;

(e)            this Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)             this Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purpose of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;

(g)            unless otherwise agreed with the Company, this Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Parent, Subsidiary or Affiliate;

(h)            the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;

(i)              if the underlying Shares do not increase in value, this Option will have no value;

(j)              if Paticipant exercises this Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k)            no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from Participant’s Termination  (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer or any Parent, Subsidiary or Affiliate, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer or any Parent, Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

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(l)              if Participant is providing service outside the United States:

(1)          this Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(2)          neither the Employer, the Company nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.

18.          Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all stock options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to third parties in connection with the implementation, administration and management of the Plan.  Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if Participant resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative.  Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s service status and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing  Participant’s consent is that Company would not be able to grant Participant stock options or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

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19.          Insider Trading/and Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant acknowledges that it is Participant’s responsibility to comply with any applicable Company insider trading policy.  Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and that Participant should speak to his or her personal advisor on this matter.

20.          Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements.  Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country.  Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt.  In addition, Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares.  Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

21.          Section 409A.  For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code (“Section 409A”) and the regulations thereunder.  Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.  Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

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22.         Appendix For Employees/Consultants Outside of the United States.  Notwithstanding any provisions in this Agreement, this Option shall be subject to any special terms and conditions set forth in any Appendix hereto for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

23.         Successor and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

24.          Acknowledgment.  Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement.  Participant has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

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Appendix to
Stock Option Agreement

ShoreTel, Inc. 2015 Equity Incentive Plan

Global Form

Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Agreement, the Notice of Grant or in the Plan.

Terms and Conditions

This Appendix includes special terms and conditions that govern this Option if Participant resides and/or works in one of the countries listed below.  If Participant is a citizen or resident (or  is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after receiving this Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2015.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant  not rely on the information contained herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercises this Option or at the time Participant sells any Shares acquired under the Plan.  In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Therefore, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s individual situation.

If Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the grant of this Option, the information contained herein may not be applicable to Participant in the same manner.

AUSTRALIA

Notifications

Securities Law Information.   If Participant acquire Shares under the Plan and offer such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice regarding the disclosure obligations prior to making any such offer.

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Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers.  If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf.

CANADA

Terms and Conditions

Method of Payment.  The following provision supplements the method of payment provision (as it may be applicable) of the Agreement:

Due to regulatory considerations in Canada, Participant is prohibited from surrendering Shares that Participant already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items in connection with this Option.

Termination Date.  The following provision replaces the third sentence of Section 2(a) of the Agreement in its entirety:

For purposes of this Option, Participant’s employment will be considered Terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or consulting agreement, if any) as of the date that is the earliest to occur of (i) the date on which Participant’s employment is Terminated, (ii) the date on which Participant receives notice of Termination, and (iii) the date on which Participant is no longer actively providing employment services to the Company, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law.

The following terms and conditions apply if Participant is a Quebec resident:

Language.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Participant further authorizes the Company and any Subsidiary or Affiliate and the Committee to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file.

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Notifications

Foreign Asset/Account Reporting Information.  Foreign property, including Options, Shares acquired under the Plan and other rights to receive shares (e.g., restricted stock units) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of  such foreign property exceeds C$100,000 at any time during the calendar year.  Thus, such Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because other foreign property is held by the Participant.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares.  The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.  The Participant is advised to consult with a personal advisor to ensure compliance with the applicable reporting obligations.

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GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank).  In case of payments in connection with the sale of Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received.  The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

INDIA

Terms and Conditions

Exercise of Option.  The following provisions supplement the method of payment provision of the Agreement:

Notwithstanding any provision of the Plan, the Agreement and the Notice of Grant, due to legal restrictions in India, Participant will not be permitted to pay the Exercise Price through any form of payment whereby some, but not all, of the Shares purchased upon exercise of this Option are sold to pay the Exercise Price.  However, Participant will be permitted to pay the Exercise Price through any other form of payment set forth in the Agreement.  Further, the Company reserves the right to allow additional forms of payment depending on the development of local law.

Notifications

Exchange Control Information.  Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt or any dividends within 180 days of receipt.  Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.  It is Participant’s responsibility to comply with applicable exchange control laws in India.

Because exchange control restrictions in India change frequently, Participant should consult with his or her personal advisor before taking any action under the Plan.

Foreign Asset/Account Reporting Information.  Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax return.  Participant is solely responsible for complying with this reporting obligation and Participant should consult Participant’s personal tax advisor to ensure compliance with applicable reporting obligations.

SINGAPORE

Notifications

Securities Law Information.  This Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  Participant should note that the Options are subject to section 257 of the SFA and the Participant should not make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made: (1) after 6 months of the grant of the Options to Participant; or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

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Chief Executive Officer and Director Notification Obligation.  If Participant is a chief executive officer, director, associate director or shadow director1 of a Singapore Subsidiary or Affiliate, Participant must notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., this Option, Shares, etc.) in the Company or any Subsidiary or Affiliate within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming a chief executive officer, director, associate director or shadow director.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.  The following provisions supplement Section 8 of the Agreement:

Participant agrees that if payment or withholding of income tax due is not made within 90 days of the end of the U.K. tax year in which the taxable event occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”) and will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.  Notwithstanding the foregoing, if Participant is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant shall not be eligible for a loan from the Company to cover the income tax due.  In the event that Participant is an executive officer or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable.  Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may recover from Participant by any of the means set forth in Section 8 of the Agreement.

1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary or Affiliate but who has sufficient control so that the board of directors of the Singapore Subsidiary or Affiliate acts in accordance with the directions or instructions of the individual.

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Joint Election.  As a condition of Participant’s participation in the Plan, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”).  Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Employer (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Participant.  Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer.  Participant further agrees that the Company and/or the Employer may collect the Employer’s NICs from Participant by any of the means set forth in Section 8 of the Agreement.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Employer (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Employer (as applicable), the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to Participant upon exercise of this Option.

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